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                                                                    EXHIBIT 23.2




                     CONSENT OF CROWE, CHIZEK AND COMPANY LLP

To Binks Sames Corporation:

We consent to the inclusion in the Company's Registration Statement on Form S-8 of our report dated February 9, 1996 of our audit of the consolidated financial statements of Binks Sames Corporation and Consolidated Subsidiaries as of November 30, 1995 and the related consolidated statements of income, stockholders' equity, and cash flows for the year ended November 30, 1995, appearing on page F-3 of the Binks Sames Corporation Annual Report on Form 10-K/A for the year ended November 30, 1997.

                                         /s/ Crowe, Chizek and Company LLP

                                         Crowe, Chizek and Company LLP

Oak Brook, Illinois
March 26, 1998